UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

SWAV ENTERPRISES LTD.
(Exact name of Registrant as specified in charter)

Nevada	000-53223	N/A
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

Unit 628, 138 – 4th Ave. S.E, Calgary Alberta, Canada	T2G 4Z6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (403) 239-2351

     UNIT 628, 138 - 4TH AVE. S.E.
CALGARY ALBERTA, CANADA T2G 4Z6
 (403) 239-2351
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[   ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e -4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers:

On April 16, 2008, Thomas Chan resigned from his position of the Chief Financial Officer and Director of the Company, effective immediately.

Appointment of Certain Officers:

On April 17, 2008, the Company’s Board of Directors appointed the following persons to serve as executive officers of the Company.

Person:	Age:	Position:
Vanleo Y.W. Fung	28	Chief Financial Officer, Secretary, Director

Vanleo Y.W. Fung – Chief Financial Officer, Secretary, and Director

Vanleo Fung has been a member of the board of directors and the President of New Venture Holdings, Inc. (“New Venture”) since inception on March 13, 2007. New Venture is a developmental stage company and has not generated any revenues to date. From October 2006 through December 2006, Mr. Fung was a project specialist for Hung Chun InfoTech Limited – Electronics & IT Products Distribution, a distributor of electronics and IT products, where he was responsible for sales and marketing development and account management. From April 2003 to June 2006, Mr. Fung was employed as an account executive by Verbatim (Hong Kong) Limited, a subsidiary of Mitsubishi Chemical, Japan IT Products Development, where he was responsible for the regions of Hong Kong, Taiwan, and Macau. From July 2002 through December 2002, he was an account manager for Promar Enterprise (Alberta) Ltd., a computer accessories distributor.

The remaining directors of SWAV Enterprises Ltd. (“SWAV”) consist of Pui Shan Lam. SWAV does not maintain separate committees for its board of directors. SWAV's entire board of directors serves as the audit committee and compensation committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2008	Date: May 7, 2008

SWAV ENTERPRISES LTD.
(Registrant)

	By:	/s/ Pui Shan Lam
Pui Shan Lam
Chairman